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                                                               EXHIBIT 99.(c)(3)
                                ESCROW AGREEMENT


         This ESCROW AGREEMENT (this "Agreement"), dated as of June 15, 1995, is by and among E-Z SERVE CORPORATION, a Delaware corporation ("E-Z Serve"), SUNSHINE-JR. STORES, INC., a Florida corporation ("SJS") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY ("Escrow Agent").

         WHEREAS, E-Z Serve, its subsidiary EZS Acquisition Corporation and SJS have entered into an Agreement and Plan of Merger (the "Merger Agreement") relating to the merger of EZS Acquisition Corporation with and into SJS; and

         WHEREAS, as a condition to SJS entering into the Merger Agreement, E-Z Serve has agreed to deposit in escrow with the Escrow Agent the sum of $2,500,000.00 in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, E-Z Serve, SJS and Escrow Agent hereby agree as follows:

         1. Appointment of Escrow Agent. E-Z Serve and SJS hereby appoint Escrow Agent as the escrow agent under this Agreement and Escrow Agent hereby accepts such appointment on the terms hereinafter set forth.

         2. Deposit of Escrow. The Escrow Agent acknowledges receipt, on the date hereof, of $2,500,000.00 (which together with any future interest or earnings thereon are referred to herein as the "Funds") from E-Z Serve.

         3. Conditions of Escrow. (a) The Escrow Agent shall hold the Funds in accordance with the terms hereof and until the Escrow Agent shall have received a certificate substantially in the form of Exhibit "A" attached hereto executed by E-Z Serve or SJS, whichever is applicable. Upon receipt of such certificate, the Escrow Agent shall as promptly as practicable deliver the Funds in the manner specified in the certificate.

                 (b) If (i) SJS has not breached its obligations, covenants, agreements or representations and warranties in the Merger Agreement in any material respect, (ii) no Selling Shareholder has breached any obligations, covenants, agreements or representations and warranties under the Shareholders Agreement in any material respect, and (iii) E-Z Serve has breached its obligations, covenants, agreements or representations and warranties in this
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Agreement in any material respect, then upon termination of the Merger
Agreement for any reason E-Z Serve shall promptly sign and deliver to the Escrow Agent a certificate substantially in the form of Exhibit "A" attached hereto, whereupon all of the Funds shall be paid to SJS.

                 (c) If the Merger Agreement is terminated under any circumstance other than as described in Section 3(b) hereof, then SJS shall promptly sign and deliver to the Escrow Agent a certificate substantially in the form of Exhibit "A" attached hereto, whereupon all of the Funds shall be paid to E-Z Serve.

                 (d) Upon the consummation of the Offer, SJS shall promptly sign and deliver to the Escrow Agent a certificate substantially in the form of Exhibit "B" attached hereto, whereupon a portion of the Funds shall be paid to E-Z Serve in an amount equal to the product of (i) (A) the number of Shares tendered pursuant to the Offer, divided by (B) 1,701,650, and (ii) the amount of the Funds.

                 (e) Any Funds remaining in the custody of the Escrow Agent upon the consummation of the Merger shall be paid immediately as directed by E-Z Serve.

         4. Investment of the Escrowed Funds. (a) The Funds shall be invested by the Escrow Agent as directed by E-Z Serve, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100 million, in each case having a maturity of not more than one year. Escrow Agent shall not be liable for failure to invest or reinvest Funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Agreement.

                 (b) The Escrow Agent shall deliver any such interest or earnings as part of the Funds in accordance with the certificate delivered to the Escrow Agent.

         5. Successor Escrow Agents. The Escrow Agent, or any successor Escrow Agent, may resign at any time by giving notice in writing to each of SJS and E-Z Serve and shall be discharged from its duties under this Agreement on the first to occur of (i) the appointment of a successor Escrow Agent as provided in this Paragraph 5 or (ii) the expiration of 30 calendar days after such notice is given. In the event of any resignation, the successor Escrow Agent




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shall be as approved by both SJS and E-Z Serve, such approval not to be unreasonably withheld. Any successor Escrow Agent shall deliver to each of SJS and E-Z Serve a written instrument accepting appointment under this Agreement, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Funds.

         6. Compensation, Rights, Privileges, Immunities and Liabilities of the Escrow Agent. The following shall govern the compensation, rights, privileges, immunities and liabilities of the Escrow Agent:

                 6.1 Compensation of Escrow Agent. Escrow Agent shall be compensated for its services by payment to Escrow Agent of a fee in the amount of $1,500.00, payable upon the date hereof. All compensation and expenses of Escrow Agent under this Agreement shall be paid one-half by the E-Z Serve and one-half by SJS. The compensation and expenses of Escrow Agent described in this Paragraph 6.1 includes all reasonable expenses that shall be incurred by Escrow Agent in connection with the negotiation and drafting of this Agreement and performance of such services. Except as otherwise noted, the compensation of Escrow Agent described in this Paragraph 6.1 covers account acceptance, set-up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment, brokerage and related investment advice and payment of the Escrow Fund specified herein. Activities on the part of the Escrow Agent requiring excessive administrator time or out-of-pocket expenses, including reasonable attorney's fees, shall be deemed extraordinary expenses for which related costs, transaction charges and additional fees will be billed at Escrow Agent's standard charges for such items.

                 6.2 Not Party to Other Agreements. Escrow Agent's duties hereunder are purely ministerial in nature and Escrow Agent is not a party to and is not bound by any agreements involving SJS or E-Z Serve other than this Agreement.

                 6.3 Indemnification. (a) If Escrow Agent becomes involved in any suit, litigation or other investigative or legal proceeding in connection with this Agreement or the Funds, SJS and E-Z Serve, jointly and severally, shall indemnify and hold the Escrow Agent harmless from all losses, costs, damages, expenses, liabilities and attorneys' fees suffered or incurred by the Escrow Agent as a result thereof, except any such losses, costs, damages, expenses, liabilities or attorneys' fees that arise as a result, directly or indirectly, of the Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall not be liable for losses on any investments made in compliance with this Agreement or with written instructions provided to it pursuant to the terms of this Agreement, nor for failure to invest absent written direction as provided herein.





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                 (b)  In agreeing to indemnify and hold the Escrow Agent
harmless as provided herein, SJS and E-Z Serve hereby agree that in any suit, litigation or other investigative or legal proceeding to which the Escrow Agent is a party and in which SJS and E-Z Serve are opposing parties, the party (other than the Escrow Agent) other than the party that ultimately prevails shall be liable and responsible for the reimbursement of the Escrow Agent for any of the reimbursable items for which the Escrow Agent is entitled to indemnification hereunder.

                 6.4 Acting on Notices. The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document that the Escrow Agent in good faith believes to be genuine.

                 6.5 Standard of Care. The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith provided it acts in good faith, is not grossly negligent and does not commit willful misconduct.

                 6.6 Consultation with Counsel. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

                 6.7 Disagreements. In the event of any disagreement involving SJS or E-Z Serve resulting in adverse claims or demands being made in connection with the Funds, or in the event the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may interplead the Funds into a court of competent jurisdiction, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in such event the Escrow Agent shall not be or become liable to any person for its failure or refusal to act. The Escrow Agent may refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement by SJS and E-Z Serve, and the Escrow Agent shall have been notified thereof by a written document signed by SJS and E-Z Serve. The rights of the Escrow Agent under this Paragraph 6.7 are cumulative of all other rights that it may have by law or otherwise.

                 6.8 Discharge of Obligations. The Escrow Agent, having transferred the Funds to SJS or E-Z Serve in accordance with this Agreement, shall be discharged from any further obligation hereunder.

         7.      Miscellaneous.





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                 7.1      Notices.  Any notice required to be given under the
terms of this Agreement shall be in writing and may be served by mail, postage prepaid, and addressed to the person or entity to be notified at the appropriate address specified on the signature page hereof, or by delivering the same to the person or entity, or by telecopier or telex, addressed to the person or entity to be notified at such address. Any notice given in any authorized manner shall be effective (i) when actually received or (ii) if given by mail as described above, three business days after it is sent. Addresses may be changed by notice given in the manner provided in this Paragraph 7.1.

                 7.2 Defined Terms. Terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                 7.3 Effect of Agreement. This Agreement shall be binding on, inure to the benefit of and be enforceable by and against SJS, E-Z Serve and the Escrow Agent and their respective successors and assigns.

                 7.4 Captions. The Paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 7.5 Choice of Law. This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Florida.

                 7.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, E-Z Serve, SJS and Escrow Agent have duly executed and delivered this Agreement as of the date first above written.

Address:                                   E-Z SERVE CORPORATION
2550 North Loop West
Suite 600
Houston, Texas  77092                      By: /s/ JOHN T. MILLER
Attention:  John T. Miller                    -------------------------------
                                           Name: John T. Miller
                                           Title: Senior Vice President


Address:                                   SUNSHINE-JR. STORES, INC.
Kirschner, Main, Petrie,
  Graham, Tanner & Demont, P.C.





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One Independent Drive, Suite 2000          By: /s/  PAUL W. MARTIN, JR.
Post Office Box 1559                           -------------------------------
Jacksonville, Florida 32201-1559           Name:  Paul W. Martin, Jr.
Attention:  T. Malcolm Graham              Title: Chairman



Address:                                   ESCROW AGENT

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004                   By: /s/ WILLIAM F. SEEGRABER
                                               -------------------------------
                                           Attention: William F. Seegraber
                                           Name: William F. Seegraber
                                           Title: Vice President





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                                                                       EXHIBIT A
                                                             TO ESCROW AGREEMENT
                                  CERTIFICATE

         In connection with the Escrow Agreement ("Escrow Agreement") dated as of June 15 1995, by and among E-Z Serve Corporation, a Delaware corporation ("E-Z Serve"), Sunshine-Jr. Stores, Inc., a Florida corporation ("SJS"), and ____________________________ ("Escrow Agent"), [E-Z Serve] [SJS] hereby certifies to the Escrow Agent that:

                 IF THE EVENT SPECIFIED IN PARAGRAPH 3(C) SHALL OCCUR, THE CERTIFICATE OF SJS SHALL PROVIDE AS FOLLOWS:

         Escrow Agent is hereby directed to pay the Funds (as defined in the Escrow Agreement) to E-Z Serve.

                                     [ OR ]

                 IF THE EVENT SPECIFIED IN PARAGRAPH 3(B) OF THE ESCROW AGREEMENT SHALL OCCUR, THE CERTIFICATE OF E-Z SERVE SHALL PROVIDE AS FOLLOWS:

         Escrow Agent is hereby directed to pay the Funds (as defined in the Escrow Agreement) to SJS.

         Funds to be released to [E-Z Serve] [SJS] should be credited to Account Number _________ at _________________________ [Bank], Attention:
________________________.

                                        [E-Z SERVE CORPORATION]
                                        [SUNSHINE-JR. STORES, INC.]



                                        By: _________________________________
                                                Authorized Officer





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                                                                       EXHIBIT B
                                                             TO ESCROW AGREEMENT
                                  CERTIFICATE

         In connection with the Escrow Agreement ("Escrow Agreement") dated as of June 15, 1995, by and among E-Z Serve Corporation, a Delaware corporation ("E-Z Serve"), Sunshine-Jr. Stores, Inc., a Florida corporation ("SJS"), and ____________________________ ("Escrow Agent"), [E-Z Serve] [SJS] hereby certifies to the Escrow Agent that:

                 IF THE EVENT SPECIFIED IN PARAGRAPH 3(D) SHALL OCCUR, THE CERTIFICATE OF SJS SHALL PROVIDE AS FOLLOWS:

         Escrow Agent is hereby directed to pay $_________ of the Funds (as defined in the Escrow Agreement) to E-Z Serve.

         Funds to be released to E-Z Serve should be credited to Account Number _________ at _________________________ [Bank], Attention:
________________________.

                                        SUNSHINE-JR. STORES, INC.



                                        By:_________________________________
                                              Authorized Officer





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